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                                 EXHIBIT 23(a)

                      CONSENT OF COOPERS & LYBRAND, L.L.P.

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of TCA Cable TV, Inc. on Form S-8 of our report dated January 7, 1994, on our audits of the consolidated financial statements and schedules of the Company as of October 31, 1993 and 1992, and for the three years ended October 31, 1993, which report is included in the Company's Annual Report on Form 10-K.

                                        /s/ Coopers & Lybrand L.L.P.





Dallas, Texas
October 7, 1994